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                                                                    Exhibit 99.3


                                     LOGO

                                   TENDER OF
      FIXED RATE NONCUMULATIVE PERPETUAL SENIOR PREFERRED STOCK, SERIES B
                                IN EXCHANGE FOR
      FIXED RATE NONCUMULATIVE PERPETUAL SENIOR PREFERRED STOCK, SERIES C

                                      OF

                            HELLER FINANCIAL, INC.


 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
   , 1997, UNLESS EXTENDED (IN ANY CASE, THE "EXPIRATION DATE"). FIXED RATE NONCUMULATIVE PERPETUAL SENIOR PREFERRED STOCK, SERIES B ("ORIGINAL PREFERRED STOCK"), TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


To Our Clients:

  Enclosed for your consideration is a Prospectus, dated           , 1997 (as
the same may be amended from time to time, the "Prospectus"), of Heller Financial, Inc., a Delaware corporation (the "Company"), and a related Letter of Transmittal (the "Letter of Transmittal"), which together with the Prospectus constitutes the Company's offer (the "Exchange Offer") to exchange its Fixed Rate Noncumulative Perpetual Senior Preferred Stock, Series C (the "Exchange Preferred Stock"), for an equal number of shares of its issued and outstanding Original Preferred Stock, upon the terms and subject to the conditions set forth in the Exchange Offer. As set forth in the Prospectus, the terms of the Exchange Preferred Stock are substantially the same in all material respects to those of the Original Preferred Stock, except that the Exchange Preferred Stock will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer under the Securities Act and will not contain certain provisions regarding minimum unit size, registration rights, the payment of additional dividends under certain circumstances relating to the timing of the Exchange Offer or the filing of registration statements.

  THE ENCLOSED MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF ORIGINAL PREFERRED STOCK HELD BY US FOR YOUR OWN ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH ORIGINAL PREFERRED STOCK CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER FOR EXCHANGE ORIGINAL PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to tender for exchange any or all of the Original Preferred Stock held by us for your account or benefit, pursuant to the terms and conditions of the Exchange Offer set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us whether to exchange your Original Preferred Stock. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

  The Exchange Offer expires at 5:00 p.m., New York City time, on           ,
1997, unless extended by the Company (in any case, the "Expiration Date"). Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Original Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer
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prior to the Expiration Date. Original Preferred Stock tendered in the
Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  Your attention is directed to the following:

    1. The Exchange Offer is for the exchange of one share of the Exchange Preferred Stock for each share of the Original Preferred Stock, of which 1,5000,000 shares are issued and outstanding as of the date hereof.

    2. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AGGREGATE NUMBER OF SHARES OF ORIGINAL PREFERRED STOCK BEING TENDERED. THE EXCHANGE OFFER IS, HOWEVER, SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

    3. The Company has agreed to pay the expenses of the Exchange Offer.

    4. Any transfer taxes incident to the transfer of Original Preferred Stock from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

  The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Original Preferred Stock residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

  If you wish us to exchange any or all of your Original Preferred Stock held by us for your account or benefit, please so instruct us by completing, executing, detaching and returning to us the instruction form that appears herewith. An envelope in which to return your instructions to us is enclosed. If you authorize the exchange of your Original Preferred Stock, all such Original Preferred Stock will be tendered for exchange, unless otherwise indicated in the instruction form.

                                          Very truly yours,

                                       2
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                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus, dated           , 1997, and the related Letter of Transmittal
relating to the offer by Heller Financial, Inc., a Delaware corporation, to exchange its Fixed Rate Noncumulative Perpetual Senior Preferred Stock, Series C, for an equal number of shares of its issued and outstanding Fixed Rate Noncumulative Perpetual Senior Preferred Stock, Series B (the "Original Preferred Stock").

  You are instructed to tender the number of shares of Original Preferred Stock indicated below (or, if no number is indicated below, all of the undersigned's Original Preferred Stock) that are held by you for the account or benefit of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.



                                                        SIGN HERE
 Number of shares of Original
 Preferred Stock to be tendered for
 exchange*

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      ----------------                                 Signature(s)


                                          -------------------------------------

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                                              Print name(s) and address(es)

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                                            Area Code and Telephone Number(s)

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Dated:  , 1997                             Name and capacity, if signing in a
                                          representative or fiduciary capacity

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                                              Tax Identification or Social
                                                   Security Number(s)

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*The undersigned understand(s) that if the undersigned sign(s) this instruction form without indicating a number of shares of Original Preferred Stock in the space provided, all shares of Original Preferred Stock held by you for the undersigned's account or benefit will be tendered for exchange.